EXHIBIT 10.19


           AMENDMENT #2 TO EMPLOYMENT AGREEMENT OF BRUCE A. KERR. M.D.


         This Amendment #2 to the Employment Agreement is between Bruce A. Kehr, M.D. (the "Employee") and InforMedix, Inc. (the "Company") dated as of October [_], 2003.

WHEREAS, the Employee and the Company entered into that certain Employment Agreement (the "Employment Agreement") dated as of January 1,2000 and amended by Amendment #1 (the "Amendment #1") to the Employment Agreement dated as of February 5,2001; and

 WHEREAS, Employee and Corporation wish to amend certain provisions of the Employment Agreement (all capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

1. Section 2A of the Amendment # I is hereby amended and restated in its entirety with the following:

          A. Commencing on the date hereof, the Company (or at the Company's option, any subsidiary or affiliate of the Company) shall pay to the Employee an annual salary equal to $100,000, to be paid in cash in bi-weekly installments.

          B. Employee shall be paid a one-time bonus in cash equal to $37,500 upon receipt by the Company of cash receipts from sales, royalties and license fees or other income, cumulatively equal to $1,000,000.

          C. Employee shall be paid an additional one-time bonus in cash equal to $37,500 upon receipt by the Company of cash receipts from sales, royalties and license fees or other income, cumulatively equal to $2,000,000.

          D. Upon the Company receiving cash receipts from sales, royalties and license fees or other income, cumulatively equal to $2,000,000, the Company shall pay to the Employee an annual salary equal to $200,000, to be paid in cash in bi-weekly installments.

          E. Employee hereby acknowledges and agrees that the accrued but unpaid salary equal to $21,000 due to the Employee shall be paid to the Employee in Units of the Private Placement Offering (as defined in that certain Private Placement Offering Memorandum dated October [__], 2003, of which the Employee acknowledges receipt) under the terms and conditions of the Private Placement Offering.



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2.   The Employee acknowledges and agrees that the amendment to Section 2A of the Amendment # 1 shall not be construed to be a reduction in the Base Salary for purposes of Section 7 or Section 8 of the Employment Agreement.

3. This Amendment #2 contains the entire understanding between the parties and supersedes any prior written or oral agreements, understandings, term sheets or other documents between them, with respect to the matters covered by this Amendment #2.

4. This Amendment #2 and any or all terms hereof may not be changed, waived, discharged, or terminated other than by way of an instrument in writing signed by the Company and the Employee.

5. All other terms and conditions not specifically changed by this Amendment #2 shall remain in full force and effect in accordance with the terms and conditions of the Employment Agreement and Amendment # 1.



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         IN WITNESS WHEREOF, the parties have duly executed this Amendment #2 as of the date first written above.


COMPANY:                                        EMPLOYEE:



INORMEDIX HOLDINGS, INC.



 By: ------------------------                   ------------------------------
     Name:                                      Bruce A. Kehr, M.D.
     Title: